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Exhibit 24

                     POWER OF ATTORNEY

     Each of the undersigned directors and officers of Morgan Keegan Southern Capital Fund, Inc. (the "Corporation") hereby severally constitutes and appoints Arthur J. Brown, the Corporation's counsel, and Thom Weller, and each of them singly, our true and lawful attorneys, with full powers of substitution, as his true and lawful attorney-in-fact and agent to execute in his name and on his behalf in any and all capacities, any and all amendments to the Corporation's Registration Statement, and all instruments necessary or advisable in connection therewith, filed by the Corporation with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to any and all amendments to said Registration Statement.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the date indicated below.

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
Signature			        Title		       Date


/s/ Allen B. Morgan, Jr.       Director and    August 15, 1997
Allen B. Morgan, Jr.           President
                               (Chief Executive
				           Officer)


/s/ Joseph C. Weller           Vice President  August 15, 1997
Joseph C. Weller               and Treasurer
                               (Chief Financial
                               Officer)

/s/ Robert D. Gooch, Jr.       Director        August 15, 1997
Robert D. Gooch, Jr.


/s/ Spence L. Wilson           Director        August 15, 1997
Spence L. Wilson


/s/ James D. Witherington, Jr. Director        August 15, 1997
James D. Witherington, Jr.


/s/ William Jefferies Mann     Director        August 15, 1997
William Jefferies Mann

/s/ James Stillman McFadden    Director        August 15, 1977
James Stillman McFadden

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